Exhibit 10.2

EDGEMODE, INC.

Attention: Charlie Faulkner, Optionee

Re: Amendment to Option Grants

Dear Optionee,

Edgemode, Inc. (the “Company”) in consideration of the Optionee’s agreement to convert $50,000 of Optionee’s accrued salary payable under his Company employment agreement hereby amends each of his options to purchase up to: (1) 31,979,352 shares of the Company’s common stock dated January 31, 2022, exercisable at $0.06 per share (the “January 2022 Grants”); (2) 76,619,303 shares of the Company’s common stock dated September 12, 2022, as amended, exercisable at $0.10 per share (the “September 2022 Stock Option Grants”) and (3) 77,000,000 shares of the Company’s common stock dated March 1, 2023 exercisable at $0.04 per share (the “2023 Grants”; the January 2022 Grants, September 2022 Grants and the March 2023 Grants, collectively the “Option Grants”), to reduce the exercise price of the Option Grants to an exercise price of $0.005 per share, as stated herein.

1.	Amendment. Section 1 of each of the Option Grants is amended to reduce the Option Price to $0.005 per share.

2.	No Other Amendment. Except as specifically amended pursuant to this Amendment, the Option Grants remain in full force and effect in accordance with its terms.

3.	Effectiveness. This Amendment will become effective upon your acknowledgment of the terms and conditions of this Amendment and your delivery to us of a signed counterpart of this Amendment.

Very truly yours,

/s/ Simon Wajcenberg___________________

Simon Wajcenberg, Chief Financial Officer

Dated: April 2, 2025

AGREED TO AND ACCEPTED ON APRIL 2, 2025

Optionee

/s/ Charlie Faulkner____________________

Charlie Faulkner, Chief Executive Officer